Exhibit 99.01



       PATIENT INFOSYSTEMS INC. REPORTS 94% YEAR OVER YEAR REVENUE GROWTH


ROCHESTER, N.Y.--(Patient Infosystems Inc. (OTCBB: PATY) a leading healthcare services company today announced results from operations for the three months ended June 30, 2004.

The Company reported consolidated revenues of $3,072,922 for the quarter ending June 30, 2004, a 94% increase from revenues of $1,580,037 for the comparable quarter ending June 30, 2003. The company reported a net loss of($916,576 or a loss of $.14 per share for the three months ended June 30, 2004; a 63% decline from the loss of $2,496,016 or $2.73 per share reported for the comparable quarter ended June 30, 2003.

For the six months ended June 30, 2004, the Company reported consolidated revenues of $7,093,859, a 181% increase from revenues of $2,527,716 for the comparable period ending June 30, 2003.

On December 31, 2003 the company acquired substantially all of the assets of American Caresource Corporation, a pioneer in ancillary benefits management. During the three months ended June 30, 2004 the Company operated in two segments: (i) Patient Infosystems division, which includes disease management, demand management and provider improvement services; and (ii) American Caresource Holdings, which includes ancillary benefits management services. Selected financial information on the Company's segments for the three month periods ended June 30, 2004 and 2003 and pro forma combined as if the acquisition had occurred as of January 1, 2003 are presented as follows

To assist the reader's understanding of the results of operations, each of the Company's segments are presented separately using the following segmented statement of operations, which includes pro forma results of American Caresource Holdings, Inc. for the three and six month periods ended June 30, 2003 for comparative purposes:

                                                         Three Months ended June 30,
                                           Patient Infosystems               American Caresource
                                         2004             2003              2004              2003
                                         ----             ----              ----              ----
                                                                                            pro forma
Revenues                              $1,679,726       $ 1,580,037       $ 1,393,196       $ 2,198,514
Costs and expenses
      Cost of goods                    1,264,083         1,184,855         1,341,850         2,578,961
      Sales and marketing                225,508           202,458           101,003            56,359
      General and Administrative         286,206           296,842           342,764           505,524
      R & D                               25,627            33,470              -                 -
                                     ------------ ----------------- ----------------- -----------------
       Total costs and expenses        1,801,424         1,717,625         1,785,617         3,140,844
                                     ------------ ----------------- ----------------- -----------------
Operating loss                         (121,698)         (137,588)         (392,421)         (942,330)
Other                                  (190,658)         (868,610)           (5,897)          (43,269)
                                     ------------ ----------------- ----------------- -----------------
Net loss                               (312,356)       (1,006,198)         (398,318)         (985,599)
                                     ============ ================= ================= =================

                                                          Six Months ended June 30,
                                           Patient Infosystems               American Caresource
                                         2004             2003              2004              2003
                                         ----             ----              ----              ----
                                                                                            pro forma
Revenues                             $ 4,024,153       $ 2,527,716       $ 3,069,706       $ 4,780,131
Costs and expenses
      Cost of goods                    2,790,678         1,946,457         2,985,960         5,578,364
      Sales and marketing                447,518           445,061           250,115           124,587
      General and Administrative         633,381           572,311         1,012,450         1,094,687
      R & D                               58,234            65,228              -                 -
                                     ------------ ----------------- ----------------- -----------------
       Total costs and expenses        3,929,811         3,029,057         4,248,525         6,797,638
                                     ------------ ----------------- ----------------- -----------------
Operating Profit (loss)                   94,342         (501,341)       (1,178,819)       (2,017,507)
Other                                  (387,430)       (1,010,063)          (10,466)          (48,727)
                                     ------------ ----------------- ----------------- -----------------
Net loss                               (293,088)       (1,511,404)       (1,189,285)       (2,066,234)
                                     ============ ================= ================= =================


Roger Chaufournier, President and CEO of the Company, states, " the second quarter was a turning point for us. We raised $5.6 million in a private placement of common stock to accredited investors and institutions to continue on the aggressive growth plan we implemented last December. Our Patient Infosystems disease management division has shown strong revenue growth and superior results for our customers and their beneficiaries. Our ACS ancillary division reduced its burn rate. Although revenue was down on a sequential basis for this quarter, we expected this due to the termination of one of our contracts last December. On a year over year basis our results show terrific improvement in all areas. Our revenues were up 94% year over year. We ended the quarter with $4.8 million in cash, a $4.5 million improvement from the year earlier period. We believe that the healthcare industry has begun to favor alternative services such as disease management and ancillaries as a way to reduce healthcare costs."

Consolidated Financial Statements

PATIENT INFOSYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED) AS OF
ASSETS                                                                    June 30, 2004    December 31, 2003
                                                                          -------------    -----------------
CURRENT ASSETS:
  Cash and cash equivalents                                                $    4,860,965     $     397,851
  Accounts receivable                                                             781,544           771,258
  Prepaid expenses and other current assets                                       125,615           156,729
                                                                          ---------------- -----------------
        Total current assets                                                    5,768,124         1,325,838

Property and equipment, net                                                       260,352           305,551

OTHER ASSETS:
  Intangible assets                                                               415,800           497,893
  Goodwill                                                                      7,004,626         6,981,876
                                                                          ---------------- -----------------

TOTAL ASSETS                                                                 $ 13,448,902       $ 9,111,158
                                                                          ================ =================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                                              $      -        $     189,608
  Accounts payable                                                              1,173,673         1,337,862
  Accrued salaries and wages                                                      464,935           442,299
  Accrued expenses                                                                250,683         1,043,247
  Accrued dividends                                                               905,692           490,756
  Current maturities of long-term debt                                             35,148           294,117
  Deferred revenue                                                                142,809           336,598
                                                                          ---------------- -----------------
        Total current liabilities                                               2,972,940         4,134,487
                                                                          ---------------- -----------------

LINE OF CREDIT                                                                  3,000,000         3,000,000
LONG-TERM DEBT                                                                     27,741            40,295

STOCKHOLDERS' EQUITY:
  Preferred stock - $.01 par value:  shares authorized: 20,000,000
    Series C, 9% cumulative, convertible, issued and outstanding - 75,000
       as of June 30, 2004, 100,000 as of December 31, 2003                           750             1,000
    Series D, 9% cumulative, convertible, issued and outstanding - 840,118
       as of June 30, 2004, 830,100 as of December 31, 2003                         8,401             8,301
  Common stock - $.01 par value:  shares authorized:
     80,000,000; issued and outstanding - 9,638,067 as of June 30, 2004,
        4,960,354 as of December 31, 2003                                          96,381            49,604
  Additional paid-in capital                                                   53,365,081        45,596,684
  Unearned debt issuance cost                                                   (742,625)              -
  Accumulated deficit                                                        (45,279,767)      (43,719,213)
                                                                          ---------------- -----------------
        Total stockholders' equity                                              7,448,221         1,936,376
                                                                          ---------------- -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 13,448,902       $ 9,111,158
                                                                          ================ =================

PATIENT INFOSYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION (UNAUDITED)
                                                Three Months Ended                  Six Months Ended
                                                     June 30,                           June 30,
                                              2004              2003             2004              2003
                                              ----              ----             ----              ----
REVENUES
  Disease and demand management fees      $ 1,679,726       $ 1,580,037     $  4,024,153       $ 2,527,716
  Ancillary benefits management fees        1,393,196              -           3,069,706              -
                                         ------------- ----------------- ---------------- -----------------
       Total revenues                       3,072,922         1,580,037        7,093,859         2,527,716
                                         ------------- ----------------- ---------------- -----------------
COSTS AND EXPENSES
  Cost of sales                             2,605,933         1,184,855        5,776,638         1,946,457
  Sales and marketing                         326,511           202,458          697,633           445,061
  General and administrative                  628,970           296,842        1,645,831           572,311
  Research and development                     25,627            33,470           58,234            65,228
                                         ------------- ----------------- ---------------- -----------------
        Total costs and expenses            3,587,041         1,717,625        8,178,336         3,029,057
                                         ------------- ----------------- ---------------- -----------------
OPERATING LOSS                              (514,119)         (137,588)      (1,084,477)         (501,341)
OTHER EXPENSE
  Financing cost                            (171,375)         (713,846)        (342,750)         (713,846)
  Interest expense, net                      (25,180)         (154,764)         (55,146)         (296,217)
                                         ------------- ----------------- ---------------- -----------------
NET LOSS                                    (710,674)       (1,006,198)      (1,482,373)       (1,511,404)
CONVERTIBLE PREFERRED STOCK DIVIDENDS       (205,902)       (1,489,818)        (493,116)       (1,512,318)
                                         ------------- ----------------- ---------------- -----------------
NET LOSS ATTRIBUTABLE TO
  COMMON STOCKHOLDERS                     $ (916,576)      $(2,496,016)     $(1,975,489)      $(3,023,722)
                                         ============= ================= ================ =================
NET LOSS PER SHARE - BASIC AND DILUTED    $    (0.14)      $     (2.73)     $     (0.33)      $     (3.31)
                                         ============= ================= ================ =================
WEIGHTED AVERAGE COMMON  SHARES             6,589,015           913,009        5,972,007           913,005
                                         ============= ================= ================ =================

ABOUT PATIENT INFOSYSTEMS

Patient Infosystems is a leader in disease and demand management programs that reduce healthcare costs and increase patient quality of life and service. The company, through its wholly owned subsidiary, American Caresource, is also a pioneer in ancillary benefits management. For more information on Patient Infosystems please go to www.ptisys.com.

This release contains information about management's view of the company's future expectations, plans and prospects, our ability to reduce costs for our clients, to benefit their businesses and our ability to recognize our goals for 2004 that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company's financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the healthcare market as well as other factors that are discussed in the company's filed Annual Report on Form 10-KSB, as well as other documents filed with the Securities and Exchange Commission.
------------------------------------------------------------------------
Contact:

     for PATY IR
     Lipman Capital Group Inc.
     John Lipman, 212-755-3181
     jlipman@lipmangrp.com